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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Infinity Media Corporation

     We consent to the use of our report dated September 15, 1998 except for note 14, which is as of October 29, 1998, related to Infinity Media Corporation (formerly known as Infinity Broadcasting Corporation) and subsidiaries as of December 31, 1995 and 1996 and for each of the years then ended included herein and to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG Peat Marwick LLP

New York, New York

December 6, 1998